Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	January 14, 2009

For more information:

Media	Media	Investors
Jay Barta	Mohammed Nakhooda	(888) 901-7286
(972) 685-2381	(905) 863-7407	(905) 863-6049
jbarta@nortel.com	mohammna@nortel.com	investor@nortel.com

Nortel Commences Comprehensive Business and Financial Restructuring

•	Company to Utilize CCAA and Chapter 11 Processes

•	Operations Expected to Continue Without Interruption

•	Sufficient Cash on Hand to Fund Ongoing Operations

•

Affiliates in Asia, including LG Nortel, and in the Caribbean and Latin America, and Nortel Government Solutions (NGS) to Continue in Ordinary Course of Business and Are Not Subject to These Proceedings

TORONTO – Nortel* Networks Corporation [NYSE/TSX: NT] announced today that it, Nortel Networks Limited (“NNL”) and certain of its other Canadian subsidiaries will seek creditor protection under the Companies’ Creditors Arrangement Act (“CCAA”) in Canada. As well, certain of the Company’s U.S. subsidiaries, including Nortel Networks Inc. and Nortel Networks Capital Corporation, have filed voluntary petitions in the United States under Chapter 11 of the U.S. Bankruptcy Code, and certain of the Company’s EMEA** subsidiaries are expected to make consequential filings in Europe. The Company’s normal day-to-day operations are expected to continue without interruption. Nortel remains 100% focused on serving customers worldwide through continued R&D investments and support of its product portfolio to fulfill customer needs.

Nortel made this decision with the unanimous authorization of its Board of Directors after thorough consultation with its advisors and extensive consideration of all other alternatives. This process will allow Nortel to deal decisively with its cost and debt burden, to effectively restructure its operations and to narrow its strategic focus in an effective and timely manner.

The Company commenced a process to turn around and transform Nortel in late 2005, and the Company made important progress on a number of fronts. However, the global financial crisis and recession have compounded Nortel’s financial challenges and directly impacted its ability to complete this transformation. Nortel is taking this action now, with a $2.4 billion*** cash position, to preserve its liquidity and fund operations during the restructuring process.

“Nortel must be put on a sound financial footing once and for all,” said Nortel President and CEO Mike Zafirovski. “These actions are imperative so that Nortel can build on its core strengths and become the highly focused and financially sound leader in the communications industry that its people, technology and customer relationships show it ought to be. I am confident that the actions we’re announcing today will be the fastest, most effective means to translate our improved operational efficiency, double-digit productivity, focused R&D and technology leadership into long-term success. I want to reaffirm Nortel’s dedication to delivering world-class solutions and services to customers.”

The application under the CCAA will be heard later today by the Ontario Superior Court of Justice. The voluntary petitions under Chapter 11 were filed with the United States Bankruptcy Court for the District of Delaware. Nortel expects to be in a position shortly to provide an update regarding the consequential filings by certain of its EMEA subsidiaries.

The Company’s affiliates in Asia, including LG Nortel and in the Caribbean and Latin America, as well as the Nortel Government Solutions business, are not included in these proceedings and are expected to continue to operate in the ordinary course.

In addition, the Company will request the courts to impose certain restrictions on trading in the Company’s common shares and Nortel Networks Limited’s preferred shares in order to preserve valuable tax assets in the United States. Trading restrictions, if imposed, would apply immediately to investors beneficially owning at least 4.75% of (i) the outstanding common shares of Nortel Networks Corporation or (ii) any series of preferred shares of Nortel Networks Limited. For these purposes, beneficial ownership of stock will be measured in accordance with special U.S. tax rules that, among other things, apply constructive ownership concepts and take into account indirect holdings. There will be no immediate trading restrictions imposed on debt securities of the Company or its affiliates, but the Company by this press release is advising debtholders that the courts may, at the Company’s request, impose certain trading restrictions at a later date.

EDC Support Facility

NNL has entered into an agreement with Export Development Canada (“EDC”) to permit continued access by NNL to its EDC performance-related support facility (“EDC Support Facility”) for an interim period of 30 days for up to a maximum of US$30 million of support based on Nortel’s currently estimated requirements over the period. The agreement is conditioned upon receipt of certain court approvals in the CCAA proceeding granting security to EDC over the assets of the Canadian filing entities. Over the next 30 days, EDC and Nortel will continue to work together to see if a longer term arrangement, acceptable to both parties, can be reached.

Flextronics

The Company also announced that NNL has entered into an amendment to arrangements with its key supplier, Flextronics. These amendments give NNL confidence that Flextronics will continue to maintain the supply chain following commencement of the proceedings noted above. Under the terms of the amendment, NNL has agreed to purchase US$120 million of existing inventory by July 1, 2009 and to make quarterly purchases of other inventory and to terms relating to payment and pricing. The amendment is subject to Canadian court approval in connection with the CCAA proceedings noted above. Certain arrangements with Flextronics will terminate in July of 2009 as a result of the exercise by Flextronics of its termination rights under such agreement, while the other arrangements between the parties will continue in accordance with their terms as amended.

**	EMEA is defined as Europe, Middle East and Africa
***	Unaudited, consolidated cash balance as at December 31, 2008

About Nortel

Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next generation technologies, for both service provider and enterprise networks, support multimedia and business critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s business including: the sustained and expanding economic downturn and deteriorating market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; the implementation and success of Nortel’s revised operating model and continuing comprehensive review of its business; significant competition, competitive pricing practices, cautious capital spending by customers as a result of factors including current economic uncertainties, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; the sufficiency of restructuring and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including our reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; fluctuations in foreign currency exchange rates; potential higher operational and financial risks associated with Nortel’s efforts to expand internationally; potential additional valuation allowances for all or a portion of Nortel’s deferred tax assets if market conditions continue to deteriorate or future results of operations are less than expected; a failure to protect Nortel’s intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; any failure to successfully operate or integrate strategic acquisitions, or failure to consummate or succeed with strategic alliances; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives or to maintain an effective risk management strategy; (ii) risks and uncertainties relating to Nortel’s prior restatements and related matters including: potential legal judgments, fines, penalties or settlements related to the ongoing criminal investigation of Nortel in the U.S.; or any significant pending or future civil litigation actions not encompassed by Nortel’s class action settlement; and (iii) risks and uncertainties relating to the CCAA, Chapter 11 and European proceedings (collectively, the “Insolvency Proceedings”) including: any negative impacts on Nortel’s business, results of operations, financial position, cash management arrangements, inability of Nortel’s subsidiaries to provide it with sufficient funding and limitations on Nortel’s ability to freely deploy its cash resources throughout the company; ability to divest non-core assets and relationships with employees, customers, suppliers and contract manufacturers and other stakeholders resulting from the Insolvency Proceedings; the failure of Nortel or its filing subsidiaries (collectively, the “Applicants”) to obtain initial court orders substantially on the terms applied for or, in the case of the CCAA proceedings, to obtain subsequent court orders extending the applicable stays of actions and proceedings against the Applicants to permit them to propose a restructuring plan to affected creditors; the adequacy of Nortel’s available cash on hand to fund its ongoing operations or ability to arrange for sufficient alternative debtor-in-possession financing during the Insolvency Proceedings; the failure to put in place a longer term solution with respect to Nortel’s limited access to the EDC Support Facility during the 30 days following January 14, 2009 and EDC’s right to suspend or terminate the EDC Support Facility; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities; the failure of Nortel to obtain the requisite approvals of affected creditors or the courts for any restructuring plan, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by any court, which could result in substantially all of its debt obligations becoming immediately due and payable or subject to immediate acceleration, leading to the likely liquidation of the Applicants’ assets; that Nortel’s existing common shares and Nortel Networks Limited’s existing preferred shares could have no material value in, and following the approval of, a restructuring plan and could be cancelled; and the potential that the TSX or NYSE may suspend trading or delist any of Nortel’s securities on or from such stock exchange as a result of the Insolvency Proceedings.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K and other securities filings with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*	Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.